UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A (RULE 14a-101) SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant  Filed by a Party other than the Registrant  Check the appropriate box:  Preliminary Proxy Statement.  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).  Definitive Proxy Statement.  Definitive Additional Materials.  Soliciting Material Pursuant to §240.14a-12. TCG BDC, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):  No fee required.  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:  Fee paid previously with preliminary materials.  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

URGENT REQUEST - WE NEED YOUR VOTE October 19, 2021 Dear Fellow Stockholder: The Special Meeting of Stockholders of TCG BDC, Inc. is scheduled to be held on October 28, 2021. Your vote is extremely important. Failure to obtain the required votes may cause the Special Meeting to be adjourned until the voting requirements are met. We have enclosed another proxy card to enable you to vote your shares. We encourage you vote as soon as possible. Independent Proxy Advisory Firms Recommend Voting “FOR” The Proposal The two leading independent proxy advisory firms advising institutional investors, ISS and Glass Lewis & Co., have published their analyses recommending stockholders vote “FOR” the Special Meeting Proposal If you have any questions or need additional information, please feel free to call our proxy solicitor at (866) 828-6931. Sincerely, Linda Pace Chief Executive Officer, President and Chair SAMPLE-LTR WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. PHONE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. PROXY QUESTIONS? Call 1-866-304-5477 ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL THREE WAYS TO VOTE